Exhibit 99.1

Essent Group Ltd. Reports Fourth Quarter 2019 Results & Increases Quarterly Dividend
HAMILTON, Bermuda--(BUSINESS WIRE)--February 14, 2020--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended December 31, 2019 of $147.0 million or $1.49 per diluted share, compared to $128.5 million or $1.31 per diluted share for the quarter ended December 31, 2018. For the full year 2019, net income was $555.7 million.
Essent also announced today that its Board of Directors has declared a quarterly cash dividend of $0.16 per common share. The dividend is payable on March 20, 2020, to shareholders of record on March 10, 2020.
“We are pleased with our strong financial results for both the fourth quarter and full year 2019 as the operating environment remains favorable and credit continues to perform well,” said Mark Casale, Chairman and Chief Executive Officer. “Also, during the quarter we were pleased with Moody’s upgrade of our financial strength rating to A3. We believe that this upgrade is a validation of our progress in making Essent a stronger and more sustainable franchise through the programmatic use of reinsurance.”
Financial Highlights:

•	Insurance in force as of December 31, 2019 was $164.0 billion, compared to $161.0 billion as of September 30, 2019 and $137.7 billion as of December 31, 2018.

•	New insurance written for the fourth quarter was $15.8 billion, compared to $18.7 billion in the third quarter of 2019 and $11.4 billion in the fourth quarter of 2018.

•	Net premiums earned for the fourth quarter were $207.7 million, compared to $203.5 million in the third quarter of 2019 and $173.3 million in the fourth quarter of 2018.

•	The expense ratio for the fourth quarter was 19.9%, compared to 20.4% in the third quarter of 2019 and 22.8% in the fourth quarter of 2018.

•
The provision for losses and LAE for the fourth quarter was $10.9 million, compared to a provision of $10.0 million in the third quarter of 2019 and a benefit of $1.0 million in the fourth quarter of 2018. The provision in the fourth quarter of 2018 included a $9.9 million release of the $11.1 million reserve associated with loans identified as related to Hurricanes Harvey and Irma that was established in the fourth quarter of 2017.

•	The percentage of loans in default as of December 31, 2019 was 0.85%, compared to 0.75% as of September 30, 2019 and 0.66% as of December 31, 2018.

•	The combined ratio for the fourth quarter was 25.1%, compared to 25.3% in the third quarter of 2019 and 22.2% in the fourth quarter of 2018.

•
Other income for the fourth quarter includes a $3.6 million loss for the change in the fair value of embedded derivatives in certain of our third-party reinsurance agreements, compared to a loss of $0.8 million in the third quarter of 2019.  There were no changes in fair value of embedded derivatives in the fourth quarter of 2018.

•	The consolidated balance of cash and investments at December 31, 2019 was $3.5 billion, including cash and investment balances at Essent Group Ltd. of $98.4 million.

•
The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 12.6:1 as of December 31, 2019.

•	On October 17, 2019, Moody’s Investors Service (“Moody’s”) upgraded the financial strength rating of Essent Guaranty, Inc. to A3 from Baa1.

•
On January 31, 2020, Essent announced that its wholly-owned subsidiary, Essent Guaranty, Inc., obtained $495.9 million of fully collateralized excess of loss reinsurance coverage on mortgage insurance policies written by Essent in January through August 2019 from Radnor Re 2020-1 Ltd., a newly formed Bermuda special purpose insurer. Radnor Re 2020-1 Ltd. is not a subsidiary or an affiliate of Essent Group Ltd.

Conference Call
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 833-287-0797 inside the U.S., or 647-689-4456 for international callers, using passcode 3788913 or by referencing Essent.

A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-585-8367 inside the U.S., or 416-621-4642 for international callers, passcode 3788913.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.

Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 19, 2019. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Essent is committed to supporting environmental, social and governance (ESG) initiatives that are relevant to the company and align with the companywide dedication to responsible corporate citizenship that positively impacts the community and people served. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter and Year Ended December 31, 2019

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Reinsurance Vintage Data
Exhibit I	Portfolio Geographic Data
Exhibit J	Defaults, Reserve for Losses and LAE, and Claims
Exhibit K	Investments Available for Sale
Exhibit L	Insurance Company Capital
Exhibit M	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

				Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2019	2018	2019	2018
Revenues:
Net premiums written	$196,493	$176,437	$760,845	$685,287
Decrease (increase) in unearned premiums	11,178	(3,136)	16,580	(35,795)
Net premiums earned	207,671	173,301	777,425	649,492
Net investment income	21,977	18,597	83,542	64,091
Realized investment gains, net	833	158	3,229	1,318
Other income (loss)	(1,719)	1,068	3,371	4,452
Total revenues	228,762	193,124	867,567	719,353

Losses and expenses:
Provision for losses and LAE	10,929	(999)	32,986	11,575
Other underwriting and operating expenses	41,231	39,449	165,369	150,900
Interest expense	2,218	2,611	10,151	10,179
Total losses and expenses	54,378	41,061	208,506	172,654

Income before income taxes	174,384	152,063	659,061	546,699
Income tax expense	27,426	23,535	103,348	79,336
Net income	$146,958	$128,528	$555,713	$467,363

Earnings per share:
Basic	$1.50	$1.32	$5.68	$4.80
Diluted	1.49	1.31	5.66	4.77

Weighted average shares outstanding:
Basic	97,830	97,450	97,762	97,403
Diluted	98,376	98,066	98,227	97,974

Net income	$146,958	$128,528	$555,713	$467,363

Other comprehensive income (loss):
Change in unrealized appreciation (depreciation) of investments	(6,540)	18,456	85,180	(25,741)
Total other comprehensive income (loss)	(6,540)	18,456	85,180	(25,741)
Comprehensive income	$140,418	$146,984	$640,893	$441,622

Loss ratio	5.3%	(0.6)%	4.2%	1.8%
Expense ratio	19.9	22.8	21.3	23.2
Combined ratio	25.1%	22.2%	25.5%	25.0%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(In thousands, except per share amounts)	2019	2018
Assets
Investments
Fixed maturities available for sale, at fair value	$3,035,385	$2,605,666
Short-term investments available for sale, at fair value	315,362	154,400
Total investments available for sale	3,350,747	2,760,066
Other invested assets	78,873	30,952
Total investments	3,429,620	2,791,018
Cash	71,350	64,946
Accrued investment income	18,535	17,627
Accounts receivable	40,655	36,881
Deferred policy acquisition costs	15,705	16,049
Property and equipment	17,308	7,629
Prepaid federal income tax	261,885	202,385
Other assets	18,367	13,436

Total assets	$3,873,425	$3,149,971

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$69,362	$49,464
Unearned premium reserve	278,887	295,467
Net deferred tax liability	249,620	172,642
Credit facility borrowings, net of deferred costs	224,237	223,664
Other accrued liabilities	66,474	43,017
Total liabilities	888,580	784,254

Commitments and contingencies

Stockholders' Equity
Common shares, $0.015 par value:
Authorized - 233,333; issued and outstanding - 98,394 shares in 2019 and 98,139 shares in 2018	1,476	1,472
Additional paid-in capital	1,118,655	1,110,800
Accumulated other comprehensive income (loss)	56,187	(28,993)
Retained earnings	1,808,527	1,282,438
Total stockholders' equity	2,984,845	2,365,717

Total liabilities and stockholders' equity	$3,873,425	$3,149,971

Return on average equity	20.8%	21.7%

							Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2019				2018
Selected Income Statement Data	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums written	$196,493	$198,304	$188,404	$177,644	$176,437	$175,221	$168,404	$165,225

Net premiums earned (1)	207,671	203,473	188,490	177,791	173,301	166,675	156,958	152,558
Other revenues (2)	21,091	22,914	23,402	22,735	19,823	18,323	16,810	14,905
Total revenues	228,762	226,387	211,892	200,526	193,124	184,998	173,768	167,463

Losses and expenses:
Provision for losses and LAE (3)	10,929	9,990	4,960	7,107	(999)	5,452	1,813	5,309
Other underwriting and operating expenses	41,231	41,588	41,520	41,030	39,449	36,899	36,428	38,124
Interest expense	2,218	2,584	2,679	2,670	2,611	2,500	2,618	2,450
Total losses and expenses	54,378	54,162	49,159	50,807	41,061	44,851	40,859	45,883

Income before income taxes	174,384	172,225	162,733	149,719	152,063	140,147	132,909	121,580
Income tax expense (4)	27,426	27,595	26,328	21,999	23,535	24,136	21,154	10,511
Net income	$146,958	$144,630	$136,405	$127,720	$128,528	$116,011	$111,755	$111,069

Earnings per share:
Basic	$1.50	$1.48	$1.39	$1.31	$1.32	$1.19	$1.15	$1.14
Diluted	1.49	1.47	1.39	1.30	1.31	1.18	1.14	1.13

Weighted average shares outstanding:
Basic	97,830	97,822	97,798	97,595	97,450	97,438	97,426	97,298
Diluted	98,376	98,257	98,170	98,104	98,066	98,013	97,866	97,951

Other Data:
Loss ratio (5)	5.3%	4.9%	2.6%	4.0%	(0.6)%	3.3%	1.2%	3.5%
Expense ratio (6)	19.9	20.4	22.0	23.1	22.8	22.1	23.2	25.0
Combined ratio	25.1%	25.3%	24.7%	27.1%	22.2%	25.4%	24.4%	28.5%

Return on average equity (annualized)	20.1%	20.8%	20.9%	20.9%	22.4%	21.5%	21.8%	22.6%

(1) Net premiums earned also includes premiums earned on GSE and other risk share. See Exhibit F.
(2) Certain of our third-party reinsurance agreements contain an embedded derivative as the premium ceded under those agreements will vary based on changes in interest rates. Other revenues for the three months ended December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019 include unfavorable decreases of $3,585 and $760 and favorable increases of $1,160 and $1,424, respectively, in the fair value of these embedded derivatives.

(3) Provision for losses and LAE for the three months ended December 31, 2018 includes a $9,941 reduction associated with previously identified hurricane-related defaults based on the performance to date and our expectations of the amount of ultimate losses on the remaining delinquencies.

(4) Income tax expense for the three months ended March 31, 2019 and 2018 was reduced by $1,956 and $9,549, respectively, of excess tax benefits associated with the vesting of common shares and common share units during each period. Income tax expense for the three months ended September 30, 2018 includes $1,450 of expense associated with accrual to return adjustments associated with the completion of the 2017 U.S. federal income tax return.

(5) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(6) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

							Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2019				2018
Other Data, continued:	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$15,839,836	$18,719,876	$17,973,505	$10,945,307	$11,408,542	$13,913,191	$12,850,642	$9,336,150
New risk written	3,966,363	4,695,611	4,485,217	2,713,389	2,838,530	3,430,942	3,201,610	2,295,314

Bulk:
New insurance written	$—	$6,133	$29,524	$55,002	$—	$—	$—	$—
New risk written	—	842	2,129	6,542	—	—	—	—

Total:
Average gross premium rate (7)	0.51%	0.52%	0.51%	0.50%	0.50%	0.51%	0.52%	0.52%
Average net premium rate (8)	0.49%	0.49%	0.49%	0.48%	0.49%	0.50%	0.51%	0.52%
New insurance written	$15,839,836	$18,726,009	$18,003,029	$11,000,309	$11,408,542	$13,913,191	$12,850,642	$9,336,150
New risk written	$3,966,363	$4,696,453	$4,487,346	$2,719,931	$2,838,530	$3,430,942	$3,201,610	$2,295,314
Insurance in force (end of period)	$164,005,853	$160,962,192	$153,317,157	$143,181,641	$137,720,786	$131,249,957	$122,501,246	$115,250,949
Gross risk in force (end of period) (9)	$41,402,950	$40,540,289	$38,531,090	$35,925,830	$34,482,448	$32,786,194	$30,579,106	$28,691,561
Risk in force (end of period)	$38,947,857	$38,784,584	$37,034,687	$34,744,417	$33,892,869	$32,361,782	$30,154,694	$28,267,149
Policies in force	702,925	693,085	666,705	629,808	608,135	581,570	546,576	517,215
Weighted average coverage (10)	25.2%	25.2%	25.1%	25.1%	25.0%	25.0%	25.0%	24.9%
Annual persistency	77.5%	82.1%	84.8%	85.1%	84.9%	84.0%	83.0%	83.5%

Loans in default (count)	5,947	5,232	4,405	4,096	4,024	3,538	3,519	4,442
Percentage of loans in default	0.85%	0.75%	0.66%	0.65%	0.66%	0.61%	0.64%	0.86%

Other Risk in Force
GSE and other risk share (11)	$895,374	$849,184	$802,530	$771,175	$655,384	$612,750	$592,493	$557,692

Credit Facility
Borrowings outstanding	$225,000	$225,000	$225,000	$225,000	$225,000	$225,000	$225,000	$265,000
Undrawn committed capacity	$275,000	$275,000	$275,000	$275,000	$275,000	$275,000	$275,000	$110,000
Weighted average interest rate (end of period)	3.51%

(7) Average gross premium rate is calculated by dividing annualized premiums earned for the U.S. mortgage insurance portfolio, before reductions for premiums ceded under third-party reinsurance, by average insurance in force for the period.

(8) Average net premium rate is calculated by dividing annualized net premiums earned for the U.S. mortgage insurance portfolio by average insurance in force for the period.
(9) Gross risk in force includes risk ceded under third-party reinsurance.
(10) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(11) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Re provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

							Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended				Year Ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
($ in thousands)
>=760	$6,486,486	40.9%	$4,737,774	41.5%	$25,738,423	40.5%	$19,903,369	41.9%
740-759	2,880,429	18.2	1,959,523	17.2	11,152,853	17.6	8,076,182	17.0
720-739	2,401,806	15.2	1,665,931	14.6	9,340,180	14.7	6,875,823	14.5
700-719	1,860,120	11.7	1,349,689	11.8	7,555,687	11.9	5,715,076	12.0
680-699	1,235,223	7.8	875,125	7.7	5,248,330	8.3	3,722,490	7.8
<=679	975,772	6.2	820,500	7.2	4,443,051	7.0	3,215,585	6.8
Total	$15,839,836	100.0%	$11,408,542	100.0%	$63,478,524	100.0%	$47,508,525	100.0%

Weighted average credit score	745		745		744		745

NIW by LTV
	Three Months Ended				Year Ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
($ in thousands)
85.00% and below	$2,084,932	13.2%	$1,384,296	12.1%	$7,874,266	12.4%	$5,731,894	12.1%
85.01% to 90.00%	4,757,915	30.0	3,124,625	27.4	17,847,603	28.1	13,227,075	27.8
90.01% to 95.00%	6,771,196	42.7	4,955,729	43.4	26,852,903	42.3	20,579,615	43.3
95.01% and above	2,225,793	14.1	1,943,892	17.1	10,903,752	17.2	7,969,941	16.8
Total	$15,839,836	100.0%	$11,408,542	100.0%	$63,478,524	100.0%	$47,508,525	100.0%

Weighted average LTV	92%		92%		92%		92%

NIW by Product
	Three Months Ended				Year Ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
Single Premium policies		10.4%		13.5%		11.1%		15.3%
Monthly Premium policies		89.6		86.5		88.9		84.7
		100.0%		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended				Year Ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
Purchase		71.8%		93.3%		80.4%		91.8%
Refinance		28.2		6.7		19.6		8.2
		100.0%		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	December 31, 2019		September 30, 2019		December 31, 2018
($ in thousands)
>=760	$68,123,523	41.5%	$67,408,766	41.9%	$59,249,659	43.0%
740-759	27,886,603	17.0	27,178,330	16.9	22,843,145	16.6
720-739	24,069,139	14.7	23,459,055	14.6	19,898,885	14.5
700-719	19,183,219	11.7	18,728,884	11.6	15,714,206	11.4
680-699	13,713,164	8.4	13,418,919	8.3	11,299,829	8.2
<=679	11,030,205	6.7	10,768,238	6.7	8,715,062	6.3
Total	$164,005,853	100.0%	$160,962,192	100.0%	$137,720,786	100.0%

Weighted average credit score	745		745		746

Gross RIF by FICO score	December 31, 2019		September 30, 2019		December 31, 2018
($ in thousands)
>=760	$17,082,683	41.3%	$16,877,750	41.6%	$14,789,783	42.9%
740-759	7,056,654	17.0	6,857,369	16.9	5,736,432	16.6
720-739	6,150,334	14.9	5,980,949	14.8	5,036,063	14.6
700-719	4,873,597	11.8	4,743,360	11.7	3,943,925	11.4
680-699	3,491,755	8.4	3,406,811	8.4	2,846,297	8.3
<=679	2,747,927	6.6	2,674,050	6.6	2,129,948	6.2
Total	$41,402,950	100.0%	$40,540,289	100.0%	$34,482,448	100.0%

Portfolio by LTV
IIF by LTV	December 31, 2019		September 30, 2019		December 31, 2018
($ in thousands)
85.00% and below	$17,128,008	10.5%	$16,918,870	10.5%	$15,123,578	11.0%
85.01% to 90.00%	46,771,386	28.5	46,021,398	28.6	41,020,839	29.8
90.01% to 95.00%	76,611,494	46.7	75,528,177	46.9	66,028,990	47.9
95.01% and above	23,494,965	14.3	22,493,747	14.0	15,547,379	11.3
Total	$164,005,853	100.0%	$160,962,192	100.0%	$137,720,786	100.0%

Weighted average LTV	92%		92%		92%

Gross RIF by LTV	December 31, 2019		September 30, 2019		December 31, 2018
($ in thousands)
85.00% and below	$1,977,361	4.8%	$1,953,058	4.8%	$1,741,823	5.1%
85.01% to 90.00%	11,249,383	27.2	11,065,886	27.3	9,819,171	28.5
90.01% to 95.00%	21,981,598	53.1	21,633,852	53.4	18,912,421	54.8
95.01% and above	6,194,608	14.9	5,887,493	14.5	4,009,033	11.6
Total	$41,402,950	100.0%	$40,540,289	100.0%	$34,482,448	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	December 31, 2019		September 30, 2019		December 31, 2018
($ in thousands)
FRM 30 years and higher	$154,905,519	94.5%	$151,594,009	94.2%	$128,083,429	93.0%
FRM 20-25 years	2,854,560	1.7	2,872,964	1.8	2,965,782	2.2
FRM 15 years	3,300,715	2.0	3,367,326	2.1	3,445,447	2.5
ARM 5 years and higher	2,945,059	1.8	3,127,893	1.9	3,226,128	2.3
Total	$164,005,853	100.0%	$160,962,192	100.0%	$137,720,786	100.0%

								Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

	2019				2018
($ in thousands)	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
GSE and other risk share (1):
Premiums earned	$9,867	$9,284	$8,622	$7,894	$7,333	$6,886	$6,715	$6,267

Risk in Force	$895,374	$849,184	$802,530	$771,175	$655,384	$612,750	$592,493	$557,692

Weighted average credit score	745	746	748	747	748	749	748	751
Weighted average LTV	85%	85%	85%	85%	85%	85%	85%	84%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

												Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
December 31, 2019

					Insurance in Force
Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	% FRM	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default

2010	$245,898	$3,354	1.4%	25	55.5%	43.8%	0.0%	2.6%	55.8%	100.0%	2.6%	1
2011	3,229,720	154,793	4.8	902	68.8	58.1	0.4	6.3	52.7	97.9	3.7	18
2012	11,241,161	1,144,794	10.2	6,165	72.2	70.8	0.8	4.9	57.3	99.2	2.1	84
2013	21,152,638	3,411,648	16.1	18,397	78.9	67.4	2.4	7.7	51.2	98.8	2.3	250
2014	24,799,434	5,972,714	24.1	33,081	89.5	67.7	4.9	16.0	41.0	97.4	3.0	535
2015	26,193,656	9,896,050	37.8	48,804	85.1	60.4	2.8	14.7	43.8	98.3	2.7	669
2016	34,949,319	19,022,616	54.4	86,915	84.1	59.0	7.1	13.5	45.7	98.7	2.9	948
2017	43,858,322	29,606,165	67.5	135,204	87.8	60.6	14.6	15.8	41.9	97.3	4.2	1,623
2018	47,508,525	35,318,382	74.3	152,372	92.3	62.4	18.7	15.6	39.9	97.9	6.0	1,398
2019	63,569,183	59,475,337	93.6	221,060	80.4	60.0	17.8	15.6	39.7	98.7	4.2	421
Total	$276,747,856	$164,005,853	59.3	702,925	85.2	61.0	14.3	15.1	41.5	98.2	3.3	5,947

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

																Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Reinsurance Vintage Data
December 31, 2019
($ in thousands)
Excess of Loss Reinsurance
			Original Reinsurance in Force					Remaining Reinsurance in Force						Earned Premiums Ceded
Year	Remaining Insurance in Force	Remaining Risk in Force	ILN		Other Reinsurance		Total	ILN	Other Reinsurance	Total	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Quarter-to-Date	Year-to-Date	Reduction in PMIERs Minimum Required Assets (8)
2015 & 2016	$26,837,265	$7,251,785	$333,844	(1)	$—		$333,844	$273,773	$—	$273,773	$—	$208,111	$208,111	$1,689	$4,242	$221,215
2017	28,700,242	7,249,243	424,412	(2)	165,167	(3)	589,579	319,696	165,167	484,863	—	224,689	222,647	3,149	14,147	283,382
2018	34,615,998	8,719,128	473,184	(4)	118,650	(5)	591,834	426,677	103,147	529,824	—	253,643	253,415	4,660	15,718	428,514
Total	$90,153,505	$23,220,156	$1,231,440		$283,817		$1,515,257	$1,020,146	$268,314	$1,288,460	$—	$686,443	$684,173	$9,498	$34,107	$933,111

Quota Share Reinsurance
						Ceding Commission		Earned Premiums Ceded
Year	Remaining Insurance in Force	Remaining Risk in Force	Remaining Ceded Insurance in Force	Remaining Ceded Risk in Force	Losses Ceded to Date	Quarter-to- Date (6)	Year-to- Date (6)	Quarter-to- Date (7)	Year-to- Date (7)	Reduction in PMIERs Minimum Required Assets (8)
2019	$21,289,799	$5,349,686	$4,698,154	$1,166,633	$71	$600	$650	$1,272	$1,392	$79,554

(1) Reinsurance provided by Radnor Re 2019-2 Ltd., through its issuance of mortgage insurance-linked notes ("ILNs"), effective June 2019.
(2) Reinsurance provided by Radnor Re 2018-1 Ltd., through its issuance of ILNs, effective March 2018.
(3) Reinsurance provided by a panel of reinsurers effective November 2018. Coverage provided immediately above the coverage provided by Radnor Re 2018-1 Ltd.
(4) Reinsurance provided by Radnor Re 2019-1 Ltd., through its issuance of ILNs, effective February 2019.
(5) Reinsurance provided by a panel of reinsurers effective February 2019. Coverage provided pari-passu to the coverage provided by Radnor Re 2019-1 Ltd.
(6) Ceding commission is recorded as a reduction of Other underwriting and operating expenses in the Condensed Consolidated Statements of Comprehensive Income.
(7) Premiums ceded are net of profit commission.
(8) Represents the reduction in Essent Guaranty, Inc.'s Minimum Required Assets based on our interpretation of the PMIERs.

			Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	December 31, 2019	September 30, 2019	December 31, 2018
CA	10.0%	9.8%	9.1%
TX	8.6	8.3	7.9
FL	7.9	7.7	7.4
WA	4.4	4.5	4.7
CO	3.7	3.6	3.4
IL	3.7	3.7	3.8
NJ	3.6	3.6	3.8
OH	3.4	3.4	3.3
NC	3.3	3.3	3.5
AZ	3.3	3.2	3.1
All Others	48.1	48.9	50.0
Total	100.0%	100.0%	100.0%

Gross RIF by State
	December 31, 2019	September 30, 2019	December 31, 2018
CA	9.8%	9.6%	8.9%
TX	8.9	8.6	8.1
FL	8.0	7.9	7.5
WA	4.4	4.5	4.7
CO	3.6	3.5	3.3
NJ	3.6	3.6	3.7
IL	3.5	3.6	3.8
OH	3.3	3.4	3.3
NC	3.3	3.3	3.5
GA	3.3	3.3	3.5
All Others	48.3	48.7	49.7
Total	100.0%	100.0%	100.0%

				Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
Beginning default inventory	5,232	3,538	4,024	4,783
Plus: new defaults	3,826	2,747	13,304	8,727
Less: cures	(3,027)	(2,183)	(10,985)	(9,226)
Less: claims paid	(80)	(75)	(377)	(254)
Less: rescissions and denials, net	(4)	(3)	(19)	(6)
Ending default inventory	5,947	4,024	5,947	4,024

Rollforward of Reserve for Losses and LAE
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
($ in thousands)	2019	2018	2019	2018
Reserve for losses and LAE at beginning of period	$61,436	$53,355	$49,464	$46,850
Less: Reinsurance recoverables	—	—	—	—
Net reserve for losses and LAE at beginning of period	61,436	53,355	49,464	46,850
Add provision for losses and LAE occurring in:
Current year	12,658	11,239	50,562	36,438
Prior years	(1,729)	(12,238)	(17,576)	(24,863)
Incurred losses and LAE during the period	10,929	(999)	32,986	11,575
Deduct payments for losses and LAE occurring in:
Current year	631	690	1,288	1,310
Prior years	2,443	2,202	11,871	7,651
Loss and LAE payments during the period	3,074	2,892	13,159	8,961
Net reserve for losses and LAE at end of period	69,291	49,464	69,291	49,464
Plus: Reinsurance recoverables	71	—	71	—
Reserve for losses and LAE at end of period	$69,362	$49,464	$69,362	$49,464

Claims
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
Number of claims paid	80	75	377	254
Total amount paid for claims (in thousands)	$2,922	$2,711	$12,613	$8,559
Average amount paid per claim (in thousands)	$37	$36	$33	$34
Severity	76%	82%	74%	73%

					Exhibit J, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims
U.S. Mortgage Insurance Portfolio

	December 31, 2019
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	3,310	56%	$15,793	25%	$177,238	9%
Four to eleven payments	2,035	34	28,006	44	108,743	26
Twelve or more payments	473	8	13,549	22	27,152	50
Pending claims	129	2	5,832	9	6,777	86
Total case reserves (1)	5,947	100%	63,180	100%	$319,910	20
IBNR			4,738
LAE			1,265
Total reserves for losses and LAE (1)			$69,183

Average reserve per default:
Case			$10.6
Total			$11.6

Default Rate	0.85%

(1) The U.S. Mortgage Insurance Portfolio reserves exclude reserves on GSE and other risk share at Essent Re of $179.

	December 31, 2018
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	2,254	56%	$12,005	27%	$119,666	10%
Four to eleven payments	1,350	33	20,031	44	72,222	28
Twelve or more payments	357	9	10,523	23	20,419	52
Pending claims	63	2	2,749	6	3,182	86
Total case reserves	4,024	100%	45,308	100%	$215,489	21
IBNR			3,398
LAE			758
Total reserves for losses and LAE			$49,464

Average reserve per default:
Case			$11.3
Total			$12.3

Default Rate	0.66%

				Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	December 31, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$242,206	7.2%	$289,892	10.5%
U.S. agency securities	33,605	1.0	32,997	1.2
U.S. agency mortgage-backed securities	848,334	25.3	637,178	23.1
Municipal debt securities	361,638	10.8	483,879	17.5
Non-U.S. government securities	54,995	1.7	45,001	1.6
Corporate debt securities	880,301	26.3	725,201	26.3
Residential and commercial mortgage securities	288,281	8.6	121,838	4.4
Asset-backed securities	326,025	9.7	284,997	10.3
Money market funds	315,362	9.4	139,083	5.1
Total investments available for sale	$3,350,747	100.0%	$2,760,066	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	December 31, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$1,817,905	54.2%	$1,362,781	49.4%
Aa1	109,122	3.3	124,435	4.5
Aa2	145,282	4.3	196,218	7.1
Aa3	159,599	4.8	143,315	5.2
A1	206,643	6.2	222,073	8.0
A2	183,780	5.5	199,238	7.2
A3	191,933	5.7	146,300	5.3
Baa1	232,490	6.9	162,695	5.9
Baa2	179,664	5.4	140,168	5.1
Baa3	65,119	1.9	26,805	1.0
Below Baa3	59,210	1.8	36,038	1.3
Total investments available for sale	$3,350,747	100.0%	$2,760,066	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investments Available for Sale by Duration and Book Yield
Effective Duration	December 31, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$1,038,782	31.0%	$529,545	19.2%
1 to < 2 Years	306,148	9.1	285,060	10.3
2 to < 3 Years	348,708	10.4	251,763	9.1
3 to < 4 Years	361,147	10.8	278,804	10.1
4 to < 5 Years	443,382	13.2	429,005	15.6
5 or more Years	852,580	25.5	985,889	35.7
Total investments available for sale	$3,350,747	100.0%	$2,760,066	100.0%

Pre-tax investment income yield:
Three months ended December 31, 2019	2.79%
Year ended December 31, 2019	2.82%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of December 31, 2019	$98,376
As of December 31, 2018	$78,405

		Exhibit L

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	December 31, 2019	December 31, 2018
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$2,335,828	$1,886,929

Combined net risk in force (2)	$29,460,191	$26,233,783

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	13.1:1	14.4:1
Essent Guaranty of PA, Inc.	2.9:1	4.2:1
Combined (4)	12.6:1	13.9:1

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$939,360	$798,612

Net risk in force (2)	$10,314,942	$8,265,763

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit M
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is the basis for measures used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all "in-the-money" options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted share units and dividend equivalent units) issued to management and the Board of Directors and any "in-the-money" options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of December 31, 2019 and December 31, 2018, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of Adjusted Book Value to the most comparable GAAP amount as of December 31, 2019 and December 31, 2018 in accordance with Regulation G:

(In thousands, except per share amounts)	December 31, 2019	December 31, 2018

Numerator:
Total Stockholders' Equity (Book Value)	$2,984,845	$2,365,717

Subtract: Accumulated Other Comprehensive Income (Loss)	56,187	(28,993)

Adjusted Book Value	$2,928,658	$2,394,710

Denominator:
Total Common Shares Outstanding	98,394	98,139

Add: Restricted Share Units and Dividend Equivalent Units Outstanding	356	449

Total Common Shares and Share Units Outstanding	98,750	98,588

Adjusted Book Value per Share	$29.66	$24.29